Exhibit 99.1

Vision Innovation Speed Performance January 2007 Positioned to Capitalize on Growth in 3G Market

2 © 2007 InterDigital Communications Corporation. All rights reserved. This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii); our future annual revenue potential; (iii) future global handset sales; (iv) growth in our 3G patent licensing program; and (vi) our ability to offer a dual mode 2G/3G ASIC for licensing and sale. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies and changes in technology preferences of strategic partners or consumers; (ii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iii) our ability to leverage or enter into new customer agreements or strategic relationships; (iv) our ability to enter into additional license agreements; (v) unfavorable outcomes in patent disputes; and (vi) changes or inaccuracies in market projections.

3 © 2007 InterDigital Communications Corporation. All rights reserved. Inventing Wireless Technologies Contributing to Standards Licensing Patents Technology to Products Shaping Digital Wireless Technologies

Shaping Digital Wireless Technologies

30+ year pioneer of digital cellular
- Thousands of patents worldwide
- Inventions used in every mobile phone

Highly Successful Licensor
- Patents have generated over $1B
- Licensing leading manufacturers

Inventing Wireless Technologies
Contributing to Standards
Licensing Patents
Technology to Products

Key Contributor to Standards
- 2G and 3G
- Wireless LAN (802.11N, V, K, S)
- Mobility/Convergence (802.21)
- Long Term Evolution (4G)

Provider of Complete 3G Modems
- Validated solutions moving to silicon
- Synergy with patent licensing

InterDigital
© 2007 InterDigital Communications Corporation. All rights reserved.
4

2006 – Strong Performance

- **Strong Free Cash Flow**
- **Patent Licensing Program Flourishing**
  - InterDigital awarded Licensing Achievement Award
- **Solid & Growing Position In 3G Market**
  - 30 - 40% of WCDMA and cdma2000® mobile devices covered
- **$350 Million Share Repurchase Authorization**
- **Taking Advanced 3G Modem Technology to Product**

InterDigital®
© 2007 InterDigital Communications Corporation. All rights reserved.
5

6 © 2007 InterDigital Communications Corporation. All rights reserved. Benefiting From Strong Free Cash Flow Strong Balance Sheet Active Share Repurchase Program in millions $0 $50 $100 $150 $200 $250 $300 $350 2003 2004 2005 2006* Cash & ST Investments *as of 9/30/06 in millions $0 $20 $40 $60 $80 $100 $120 $140 $160 2003 2004 2005 2006* Share Repurchases *as of 9/30/06

7 © 2007 InterDigital Communications Corporation. All rights reserved. Revenue Base Reflects Additional Revenue Streams Ten Licenses Contribute >$1m in Q3 ’06 * Excludes revenues for past sales $0 $10 $20 $30 $40 $50 $60 $70 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Recurring Royalties * Tech Solutions 2006 2005

8 © 2007 InterDigital Communications Corporation. All rights reserved. Patent Licensing - Continues to Flourish • Nearly $600 million in License Agreements in Past 18 Months - LG Electronics - $285 million - New 2G/3G Licensee - Kyocera - $50 million - Licensed for cdma2000® Handsets - Nokia - $253 million - Royalty Dispute Resolved • Samsung - $134 million - Arbitration Award • Over $1 Billion in Cash from Patent Licensing Program

9 © 2007 InterDigital Communications Corporation. All rights reserved. Leading Brands License Our Patents All trademarks are the sole property of their respective owners.

10 © 2007 InterDigital Communications Corporation. All rights reserved. Taking Advanced 3G Modem Technology to Products • IP License Agreements In Place With Key Industry Players - NXP (formerly Philips Semiconductor): HSDPA ASIC design - General Dynamics: Complete WCDMA terminal unit technology package - Infineon: WCDMA and HSDPA terminal unit protocol stack • Moving IP to Silicon - Integration of HSDPA/UPA capabilities in complete dual mode 2G/3G ASIC - ASIC roadmap addresses growth in data-intensive market segments: • ExpressCards™ and embedded products, Feature phones, Smart phones - Targeting dual mode R6 baseband ASIC samples in summer 2007 • Leverage Synergy between Patent Licensing and Products

11 © 2007 InterDigital Communications Corporation. All rights reserved. • One Billion Mobile Phones Shipped in 2006 - 62% expected to be 3G by 2011 Source: Strategy Analytics, October 2006 Global Handset Sales by Technology Our Goal: Secure Revenue on Every 3G Mobile Device 62% 3G 0 200 400 600 800 1,000 1,200 1,400 2005 2006 2007 2008 2009 2010 2011 M units 2G/2.5G 3G (CDMA) 3G (WCDMA)

12 © 2007 InterDigital Communications Corporation. All rights reserved. Tremendous Opportunity - 2010 as an Example $400 $400 $300 $300 $200 $200 $100 $100 $0.50 $800 $800 $600 $600 $400 $400 $200 $200 $1.00 $1,200 $1,200 $900 $900 $600 $600 $300 $300 $1.50 $1,600 $1,600 $1,200 $1,200 $800 $800 $400 $400 $2.00 Avg. $ per Device Annual Potential Revenue (in $ millions) 25% 50% 75% 100% Market Penetration Today, We Derive Revenue on 30-40% of 3G Mobile Devices Sold Essential patent position drives penetration Products drive higher value

Vision Innovation Speed Performance January 2007 Appendix

Licensees

as of November 2006

Alcatel Espana	American Telephone and Telegraph Company (AT&T)
Arima Communications Corporation	Danger Inc.
Denso Corporation	High Tech Computer (HTC)
Hitachi Ltd.	Hop-On Wireless, Inc.
Hughes Network Systems Inc.	Infineon Technologies AG
Iwatsu America Inc.	Japan Radio
Kokusai Electric Co. Ltd.	Kyocera Corporation
LG Electronics Inc.	Lucent Technologies Inc.
Matsushita Communication Industrial Co. Ltd. (Panasonic)	Mitsubishi Electric Corporation
Nakayo Telecommunications, Inc.	NEC Corporation
Nokia Corporation	Oki Electric Industry Co. Ltd.
Option NV	Pacific Communication Sciences, Inc.
Qualcomm Incorporated	Quanta Computer Inc.
Research In Motion Limited	Robert Bosch GmbH
Samsung Electronics Co. Ltd.	Sanyo Electric Co. Ltd.
Sharp Corporation	Shintom Company Ltd.
Siemens Aktiengesellschaft	Sierra Wireless, Inc.
Sony Ericsson Mobile Communications AB	Telefonaktiebolaget LM Ericsson
Toshiba Corporation	UbiNetics Ltd.
Windshift Holdings, Inc.	

© 2007 InterDigital Communications Corporation. All rights reserved.

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